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                                                                     EXHIBIT 4.3


                                                                  EXECUTION COPY

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                          SYNTHETIC INDUSTRIES, INC.,

                                         Issuer,

                                  $140,000,000



                     12 3/4% SENIOR SUBORDINATED DEBENTURES

                                    DUE 2002

                             --------------------


                          FIRST SUPPLEMENTAL INDENTURE


                          DATED AS OF FEBRUARY 11,1997


                             --------------------


                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                         Trustee




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     First Supplemental Indenture to Indenture, dated as of December 14, 1992, between Synthetic Industries. Inc., as issuer, and United States Trust Company of New York, as trustee.



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     FIRST SUPPLEMENTAL INDENTURE, dated as of February 11, 1997, between
SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee, under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

     WHEREAS, the Company and the Trustee have heretofore executed and delivered to each other an Indenture, dated as of December 14, 1992 (the "Indenture"), pursuant to which the Company issued $140,000,000 principal amount of its 12 3/4% Senior Subordinated Debentures due 2002 (the "Securities"); and

     WHEREAS. the Company has commenced an offer to purchase for cash any and all of the outstanding Securities and a solicitation of consents to amend the Indenture (the "Purchase Offer and Consent Solicitation"), upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation dated January 8, 1997, as amended (the "Offer to Purchase"); and

     WHEREAS. Section 902 of the Indenture provides, among other things that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may amend the Indenture in certain respects with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding; and

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company; and

     WHEREAS. the Company has delivered to the Trustee the written consents of the Holders of at least a majority in principal amount of the outstanding Securities to the amendments hereinafter set forth; and

     WHEREAS. pursuant to Section 903 of the Indenture, the Trustee has requested, and the Company has furnished the Trustee with, an Officers' Certificate and an Opinion of Counsel stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other valuable consideration, each party hereto agrees for the equal and ratable benefit of the Holders of the Securities:



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                                   ARTICLE I

                                  Definitions

SECTION 1.1  DEFINITIONS.

     The definitions set forth or incorporated by reference in Article One of the Indenture shall be applicable to this First Supplemental Indenture, including the recitals hereto, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein.

SECTION 1.2  AMENDMENT TO ARTICLE ONE.

     Article One of the Indenture is hereby amended to add the following term and definition:

          "Purchase Offer" means the tender offer for Securities made by the Company, pursuant to an Offer to Purchase and Consent Solicitation, dated January 8, 1997, a supplement thereto dated January 23, 1997 and the related Consent and Letter of Transmittal circulated therewith.

SECTION 1.3  AMENDMENTS TO DEFINITIONS.

     Article One of the Indenture is hereby amended to delete in their entirety the following terms and their respective definitions:

     (a)  "Acquired Indebtedness

     (b)  "Asset Sale"

     (c)  "Change in Control"

     (d)  "Change in Control Triggering Event"

     (e)  "Consolidated Adjusted Net Income (Loss)"

     (f)  "Consolidated Fixed Charge Coverage Ratio"

     (g)  "Consolidated Interest Expense"

     (h)  "Consolidated Net Worth"

     (i)  "Consolidated Non-cash Charges"



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     (j)  "Consolidated Tax Expense"

     (k)  "Designated Senior Indebtedness"

     (l)  "Guaranteed Debt"

     (m)  "Investment"

     (n)  "Net Cash Proceeds"

     (o)  "Pari Passu Indebtedness"

     (p)  "Permitted Indebtedness"

     (q)  "Permitted Investment"

     (r)  "Permitted Joint Venture"

     (s)  "Permitted Subsidiary Indebtedness"

     (t)  "Rating Decline"

     (u)  "Specified Pari Passu Indebtedness"

     (v)  "Specified Subordinated Indebtedness

     (w)  "Subordinated Indebtedness"


                                   ARTICLE II

                                 EFFECTIVENESS

SECTION 2.1  EFFECTIVE DATE.

     (a) This First Supplemental Indenture shall be and become effective on the Acceptance Date (as defined in the Offer to Purchase) pursuant to the terms of the Purchase Offer and Consent Solicitation.

     (b) Notwithstanding the terms of Section 2.1(a) hereof, this First Supplemental Indenture shall cease to be effective in the event that the Company does not pay for Securities accepted for purchase pursuant to the Purchase Offer in the manner contemplated by the Purchase Offer.




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                                  ARTICLE III

                  ENDORSEMENT AND CHANGE OF FORM OF SECURITIES


SECTION 3.1. LEGEND.

     Any Securities authenticated and delivered after the close of business on the date of this First Supplemental Indenture becomes effective in substitution for Securities then outstanding and all Securities presented or delivered to the Trustee on and after that date for such purpose shall (unless textually revised as provided in Section 3.2 hereof) be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

          Effective as of February 11. 1997, certain restrictive covenants of the Company, certain Events of Default and certain remedies of Holders have been eliminated or limited, as provided in the First Supplemental Indenture, dated as of February 11, 1997. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.


                                   ARTICLE IV

                                   AMENDMENTS

SECTION 4.1 AMENDMENT TO ARTICLE FIVE.

     Section 501 of the Indenture, captioned "Events of Default." is hereby amended to read in its entirety as follows:

          SECTION 501 EVENTS OF DEFAULT.

          "Event of Default." wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article Thirteen or be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body):

          (a) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article 13 of this Indenture; or



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          (b)  default in the payment of the principal of (or premium, if any,
     on) any Security at its Maturity, whether or not such payment is prohibited by Article 13 of this Indenture; or

          (c) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (d) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

          (e) any holder of at least $5,000,000 in aggregate principal amount of secured Senior Indebtedness of the Company or secured Indebtedness of any Significant Subsidiary after a default under such secured Indebtedness shall commence proceedings, or take any action (other than in respect of pre-foreclosure remedies under such secured Indebtedness or any Lien in respect thereof), which proceedings or action such holder shall be entitled to commence pursuant to the terms of the agreement under which such Indebtedness is outstanding, and which

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     proceedings or other action shall have remained unstayed for 10 consecutive days, to retain in satisfaction of such secured Indebtedness or to collect, seize, dispose of or apply in satisfaction of such secured Indebtedness, assets of the Company or any Subsidiary having a Fair Market Value in excess of $5,000,000, individually or in the aggregate.

SECTION 4.2 AMENDMENT TO ARTICLE EIGHT.

     Section 801 of the Indenture, captioned "Company May Consolidate, Etc. Only on Certain Terms," is hereby deleted in its entirety.

SECTION 4.3 AMENDMENTS TO ARTICLE TEN.

     Article Ten of the Indenture is hereby amended as follows:

          (a) Section 1004 of the Indenture, captioned "Corporate Existence," is hereby deleted in its entirety.

          (b) Section 1005 of the Indenture, captioned "Payment of Taxes and Other Claims," is hereby deleted in its entirety.

          (c) Section 1006 of the Indenture, captioned "Maintenance of Properties," is hereby deleted in its entirety.

          (d) Section 1007 of the Indenture, captioned "Limitation on Indebtedness," is hereby deleted in its entirety.

          (e) Section 1008 of the Indenture, captioned "Limitation on Restricted Payments," is hereby deleted in its entirety.

          (f) Section 1009 of the Indenture, captioned "Limitation on Transactions with Affiliates," is hereby deleted in its entirety.

          (g) Section 1010 of the Indenture, captioned "Limitation on Liens Securing Indebtedness," is hereby deleted in its entirety.

          (h) Section 1011 of the Indenture, captioned "Limitation on Other Senior Subordinated Indebtedness," is hereby deleted in its entirety.

          (i) Section 1013 of the Indenture, captioned "Restrictions on Preferred Stock of Subsidiaries," is hereby deleted in its entirety.



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          (j)  Section 1014 of the Indenture, captioned "Limitation on
Dividends and Other Payment Restrictions Affecting Subsidiaries," is hereby deleted in its entirety.

          (k) Section 1016 of the Indenture, captioned "Limitations on Issuances of Guarantees of Pari Passu Indebtedness or Subordinated Indebtedness," is hereby deleted in its entirety.

          (l)  Section 1017 of the Indenture, captioned "Statement as to
Compliance: Notice of Default; Provision of Financial Statements," is hereby amended to read in its entirety as follows:


          SECTION 1017 NOTICE OF DEFAULT.

          (a) If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $5,000,000) gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action and the effort to remedy same, within 5 Business Days after its occurrence.

          (m) Section 1012 of the Indenture, captioned "Purchase of Securities Upon a Change in Control Triggering Event" is hereby deleted in its entirety for each holder of Debentures, and all successors in interest to such holder, that consented to the deletion of such Section in connection with the Purchase Offer, but remains as written in full force and effect for any holder that did not so consent.

          (n) Section 1015 of the Indenture, captioned "Disposition of Proceeds of Asset Sales" is hereby deleted in its entirety for each holder of Debentures, and all successors in interest to such holder, that consented to the deletion of such Section in connection with the Purchase Offer, but remains as written in full force and effect for any holder that did not so consent.

          (o) Section 1018 of the Indenture, captioned "Waiver of Certain Covenants" is hereby deleted in its entirety for each holder of Debentures, and all successors in interest to such holder, that consented to the deletion of such Section in connection with the Purchase Offer, but remains as written in full force and effect for any holder that did not so consent.



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                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1 BINDING AGREEMENT; FIRST SUPPLEMENTAL INDENTURE CONTROLS.

     This First Supplemental Indenture is a supplemental indenture pursuant to
Section 902 of the Indenture. Upon execution and delivery of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall be part of the terms and conditions of the Indenture for all and any purposes, shall bind all non-consenting Holders to the extent permitted by Section 902 of the Indenture and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict the provisions of this First Supplemental Indenture will control.

SECTION 5.2 TERMS AND PROVISIONS IN FULL FORCE AND EFFECT.

     Except as they may have been amended and supplemented by this First Supplemental Indenture, each and every term and provision of the Indenture remains in full force and effect.

SECTION 5.3 COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 5.4 TRUSTEE ACCEPTS THE TRUSTS.

     The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 5.5 GOVERNING LAW.

     This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                        SYNTHETIC INDUSTRIES, INC.


                                        By:
                                           ------------------------------------
                                           Name:  Leonard Chill
                                           Title: President and Chief Executive
                                                  Officer

                                        UNITED STATES TRUST COMPANY
                                          OF NEW YORK

                                        By:
                                           ------------------------------------
                                           Name:  Patricia Stermer
                                           Title: Assistant Vice President